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                                                                  EXHIBIT 23.01

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Digital Lightwave, Inc. on Form S-8 (File No. 333-35375) of our report dated March 13, 1998, on our audits of the financial statements of Digital Lightwave, Inc. as of December 31, 1997 and 1996 and for the years ended December 31, 1997, 1996 and 1995, which report is included in this Annual Report on Form 10-K.

                                                      COOPERS & LYBRAND L.L.P.

Tampa Florida
April 15, 1998